Letter of Intent

This letter of intent is entered into on the day of 31 May,2007, by the following Parties:

Party A: Silverstrand International Holdings Limited

Address: Suites A-C 20/F Neich Tower 128 Gloucester Road Wanchai Hong Kong

Legal Representative: JIANG Fang (also known as JIANG Frank)

Party B: Gentle Knight Limited

Address:	Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands.

Legal Representative: Lam Chi Hing

Party C: Loyal Best Property Development Limited

Address:	Unit 804 8/F, Harbour Center, Tower 2, No.8 Hok Cheung Street, Hung Hom, Kowloon, Hong Kong

Whereas:

1.

Party C is a private limited company that legally founded and registered on Jan. 5, 2007 in Hong Kong with an authorized share capital of HKD$10,000 divided in 10,000 shares of par value HKD$1.00 per share, all of which are outstanding and fully paid-up shares. Party B is the only shareholder of Party C.

2.

Shenyang Loyal Best Hunnan Property Development Limited (hereinafter referred to as the “Shenyang Loyal Best”) is a subsidiary company wholly owned by Party C. On Jan.26, 2007, Party C and “Shenyang Municipal Planning and Land Resources Bureau Hunnan New Zone Branch” signed the Confirmation Letter of Auction of D40/D41/D45/D46 areas located at Hunnan New Zone center. The letter No. is Shennanxinqujiaozi[2007]2(hereafter referred to as “the project”).Party C has paid land transfer fee of USD$20 million to the government authority.

3.

Shenyang Loyal Best is a wholly foreign owned enterprise established in accordance with the Chinese laws whose business license No. is Qiduliaoshenzongzi No.311000978. Party C contributed part registered capital of USD$20,000,000.00 and owned 100% share equity of Shenyang Loyal Best. The whole registered capital of Shenyang Loyal Best is USD$29,999,000.00.

4.

Party A intends to acquire Shenyang Loyal Best and the project through purchasing Party C’s 100% share equity. Party B agrees to transfer 100% share equity to Party A. (hereafter referred to as “the transaction”)

5.	Party C and the project are not associated with any equity mortgage or other mortgage as well as third party’s equity and/or debt.

Therefore, Party A, Party B and Party C hereby reach the following cooperative intent for the transaction:

Article I   Background of the project

1.

The project is located at the center area of Shenyang Hunnan Olympic Center, No. D40/D41/D45/D46 areas. More details are provided in the second article of Confirmation Letter of Auction signed on Jan. 26,2007.

2.	Planning land area: 262,019.80 sq.m.

3.	Use of land: mixed residential land.

4.	Current conditions: Party C has signed the Confirmation Letter of Auction with the government authority and paid land transfer fee of USD$20 million to the government. The area is now under removal.

5.	The planning index in details provides in Confirmation Letter of Auction.

Article II   Preconditions of entry into the “Equity Share Transfer Agreement”

Upon the fulfillment of the following conditions shall Party B agree to transfer 100% equity of Party C to Party A and enter into the “Equity Share Transfer Agreement” with the three Parties.

1.	After signing this letter of intent, Party B shall provide Party A with true and correct documents as follows within three business days:
1.1	Business license and Approval for Foreign Investment of Shenyang Loyal Best
1.2	Certificate of shareholders, directors and legal representative of Shenyang Loyal Best
1.3	Bylaws of Shenyang Loyal Best
1.4	Tax Registration of Shenyang Loyal Best
1.5	Approval for Foreign Exchange of Shenyang Loyal Best
1.6	Examination of Approval for Foreign Exchange Business of Shenyang Loyal Best
1.7	Account in foreign currency and account in RMB of Shenyang Loyal Best (the current account is available)
1.8	Report of research on land value of Olympic center project of Shenyang Loyal Best
1.9	Confirmation Letter of Auction of Shenyang Loyal Best
1.10	Investment Agreement of Shenyang Loyal Best
1.11	P/L statement and Balance Sheet of Party C and Shenyang Loyal Best as of May, 2007
1.12	Certificate of Good Standing by BVI and directors list confirmed by registered agent
1.13	Party C’s conference minutes approving the transfer of equity share and
1.14	Party B’s Certificate of Stock and shareholders list of Party C
2.

Party A shall finish due diligence process within 14 days after received the documents aforesaid in clause (1). (After Party B provides Party A with all the aforesaid documents in clause (1) and certifies there is no other debt and/or third party equity in Party C and Shenyang Loyal Best, It is regarded to provide Party A with complete documents for due diligence.)

Article III   Equity Share Transfer Terms and Consideration

1.

Within 7 days after the preconditions in article II are satisfied, Party A and Party B shall sign an “Equity Share Transfer Agreement”. Party A shall acquire 100% equity of Party C through paying the equity transfer consideration to Party B to complete the acquisition of the project.

2.

The total equity share transfer consideration amounts to USD$24,510,000.00, including part land transfer fee paid to the government authority by Party B(USD$20,000,000.00)and net income(transaction price) of USD$4,510,000.00. Party A shall pay the deposit of USD$2,580,000.00 (hereinafter referred to as “the deposit”) to Party B within 8 business days after signing this intent. The deposit shall be kept in the interest account jointly managed by attorneys of both Parties. If Party A fails to pay the deposit within 8 days after signing this intent, this intent shall be invalid and Party A shall pay HKD$300,000.00 as compensation for liquidated damages. Party A shall pay HKD$$300,000.00 to his attorney within 3 days after signing this intent for compensation use.

3.	Use the total amount of land transfer fee (RMB¥624,131,163.60) less USD$ 20,000,000.00 that paid by Party B,the remainder part of land transfer fee shall be paid by Party A.
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4.	The equity share transfer shall be completed on or before July 30,2007 when Party A shall pay Party B the remainder of USD$21,930,000.

5.	Party C hereby confirms that the above four clauses are correct.

6.

Party B shall provide Party A before signing the share transfer agreement with certificate of good standing by BVI, board list, documents to certify that Party B is entitled to hold shares of Party C’ company and has the document of authorized directors or representatives to sign this intent and share transfer agreement.

Article IV   Liability for Breach of intent

1.

If Party A fails to find that the documents provided by Party B according to Article II are not true and Shenyang Loyal Best as well as the project is related with mortgage or third party equity and disputes, the deposit shall be granted to Party B by attorneys of both Parties as share transfer consideration.

2.

If Party A finds that the documents provided by Party B according to Article II are not true and Shenyang Loyal Best as well as the project are is related with mortgage or third party equity and disputes, the deposit shall be returned to Party A by attorneys of both Parties.

3.

If Party A fails to finish due diligence according to the intent or sign the Equity Share Agreement, Party B is entitled to forfeit Party A’s deposit as compensation. Attorneys of both Parties shall grant the deposit to Party B.

4.

If Party B informs Party A by written notice before complete the equity share transfer that Party C or the project has been transferred to the third Party by Party B, Party B shall refund double deposit to Party A as compensation. If Party B fails to pay on time, penalty (monthly interest of 0.2%) shall be charged since the delivery date of notification by Party A.

5.	If both Parties complete the equity share transfer as planned, the deposit shall be taken as part of equity share transfer consideration, and be deducted in payment for share transfer consideration.

Article V   Confidentiality

Three Parties promise and agree that the relative transaction and documents of Party B provided to Party A shall be confidential information and shall not be disclosed to any third party, except to the Parties’ professional advisers, potential lender of Party A or joint investor, or according to any law or requirements of relative institution.

This intent is in triplicate, each Party shall keep one copy with the same legal effect.

This intent shall have the legal binding force to three Parties and be governed by and interpreted and construed in accordance with Hong Kong laws.

Party A: Silverstrand International Holdings Limited

Authorized Signature: Frank JIANG

Witnessed by Lawyer:Poon Wing,Keith

Party B: Gentle Knight Limited

Authorized Signature: Lam Chi Hing

Witnessed by Lawyer:Ching Kwok Ho Samuel

Party C: Loyal Best Property Development Limited

Authorized Signature: Lam Chi Hing

Witnessed by Lawyer: Ching Kwok Ho Samuel

Date:31 May,2007